Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS

CHESTER, WV – May 10, 2006 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the first quarter ended March 31, 2006.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Revenues, net of promotional allowances, for the first quarter increased 22% to $93.0 million from $76.5 million in the first quarter of 2005.  EBITDA grew 9% to $14.6 million compared to $13.5 million in the same period of 2005.  Net income was up 16% to $3.4 million or $0.12 per diluted share from $2.9 million or $0.10 per diluted share in the first quarter of last year.

Net revenues at Mountaineer were $71.8 million, up 5% from $68.4 million in the first quarter of 2005, primarily due to increased gaming revenues.  MTR attributes the increase in gaming revenues to the following factors: (1) the implementation of targeted marketing campaigns; (2) the introduction of new game themes and enhanced slot products to further differentiate Mountaineer’s slot product when compared to the competition; and (3) generally mild winter weather conditions.  Mountaineer also generated EBITDA of $17.2 million in the first quarter of 2006, up 12% from $15.4 million in the same period of 2005.

Binion’s accounted for $16.5 million of net revenues in the first quarter and generated EBITDA of $609,000, compared to net revenues and EBITDA contribution of $4.8 million and $872,000 respectively, in the first quarter of last year.  This reflects MTR’s takeover of Binion’s operations on March 10, 2005.  In the first quarter of 2005, approximately $400,000 of such revenue and EBITDA were attributable to payments received under a joint operating agreement with an affiliate of Harrah’s.  The Company continues to make operational improvements to the property in order to grow market share within the Downtown Las Vegas gaming and entertainment market.  The marketing programs and initiatives implemented throughout 2005 are beginning to show improved returns, and the continuation of these programs is expected to enhance gaming revenue growth at Binions.

MTR’s operating performance continues to reflect the carrying costs of the developments on which it is working and which it continues to believe will further diversify the Company.

Pennsylvania Racing and Gaming

The Company is nearing completion of the site development work and has commenced construction of the clubhouse facility of the Erie racino and still anticipates beginning live racing by December of 2007 as required by Presque Isle Downs’ racing license.  The Company plans to commence slot machine operations with approximately 1,600 slot machines in the fall of 2006, subject to licensing by the Pennsylvania Gaming Control Board, pursuant to a temporary license, as provided by statute, pending the issuance of the permanent license.

Minnesota Court of Appeals Ruling

On March 28, 2006, the Minnesota Court of Appeals affirmed the decision of the Minnesota Racing Commission to grant the licenses of the North Metro Harness Initiative, LLC, in which MTR owns a 50% interest.  On April 27, 2006, Concerned Citizens filed a petition to seek further review by the Minnesota Supreme Court, subject to the discretion of that Court, which has until June 26, 2006 to decide whether it will review the case.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDAR represents EBITDA as well as ground lease rental payments.  EBITDA and EBITDAR are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered alternatives to, or more meaningful than, net income or income from operations as indicators of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA and EBITDAR have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments, and in EBITDAR, ground lease rental payments.  Moreover, other companies that provide EBITDA and EBITDAR information may calculate EBITDA and EBITDAR differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA and EBITDAR is included in the financial tables accompanying this release.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Gambling Hall & Hotel in Las Vegas, Nevada, and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel wagering in Erie, Pennsylvania.  The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  Additionally, MTR owns a 50% interest in the North Metro Harness Initiative, LLC, which has a license to construct and operate a harness racetrack 30 miles north of downtown Minneapolis (judicial review pending).  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, the construction of a racetrack and slot machine parlor in Erie, Pennsylvania and a racetrack in Minnesota and the prospects for our operation of Binion’s.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to favorable resolution of the pending legal challenge to North Metro Harness Initiative’s Minnesota racing license, successful completion of a 50-day race meet and regulatory approval of a card room plan of operations for the planned Minnesota racetrack, disruption in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, success of our marketing initiatives and planned amenities at Binion’s, issuance of licenses by the PaGCB with respect to slot machines at Presque Isle Downs, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Till (212) 836-9610
LTill@equityny.com

MTR GAMING GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31
	2006	2005
Revenues:
Gaming	$79,078	$67,223
Parimutuel commissions	3,184	2,156
Food, beverage and lodging	11,293	6,609
Other	1,892	1,865
Total revenues	95,447	77,853
Less promotional allowances	(2,456)	(1,357)
Net revenues	92,991	76,496

Costs of revenues:
Cost of gaming	45,075	39,984
Cost of parimutuel commissions	2,748	2,020
Cost of food, beverage and lodging	9,248	5,153
Cost of other revenue	1,776	1,622
Total costs of revenues	58,847	48,779

Gross profit	34,144	27,717

Operating expenses:
Marketing and promotions	2,977	1,820
General and administrative	16,578	12,431
Depreciation and amortization	6,383	5,854
Gain on disposal of property	(71)	(16)

Total operating expenses	25,867	20,089

Operating income	8,277	7,628

Other (expense) income:
Equity in loss of unconsolidated joint venture	—	(46)
Interest income	81	98
Interest expense	(2,914)	(3,068)

Income before provision for income taxes and minority interest	5,444	4,612
Provision for income taxes	(2,123)	(1,729)

Income before minority interest	3,321	2,883
Minority interest	32	—

Net income	$3,353	$2,883

Net income per share:
Basic	$0.12	$0.10
Diluted	$0.12	$0.10

Weighted average number of shares outstanding:
Basic	27,446,878	28,619,868
Diluted	27,730,623	28,990,665

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31
	2006	2005
Net revenues:
Mountaineer Park	$71,829	$68,370
Binion’s Gambling Hall	16,524	4,814
Las Vegas Speedway	3,100	2,514
Scioto Downs	806	798
Jackson Racing	729	—
North Metro	—	—
Corporate	3	—
Consolidated	$92,991	$76,496

EBITDA:
Mountaineer Park	$17,190	$15,377
Binion’s Gambling Hall	609	872
Las Vegas Speedway	820	342
Scioto Downs	(347)	(352)
Jackson Racing	(8)	—
North Metro	(52)	—
Corporate	(3,571)	(2,773)
Consolidated	$14,641	$13,466

EBITDAR:
Mountaineer Park	$17,190	$15,377
Binion’s Gambling Hall	2,279	1,246
Las Vegas Speedway	820	342
Scioto Downs	(347)	(352)
Jackson Racing	16	—
North Metro	(52)	—
Corporate	(3,571)	(2,773)
Consolidated	$16,335	$13,840

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR
(dollars in thousands)
(unaudited)

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure, to EBITDA and EBITDAR, non-GAAP financial measures.

	Three Months Ended March 31
	2006	2005
Mountaineer Park:
Net income	$6,269	$5,345
Interest expense, net of interest income	1,971	2,003
Provision for income taxes	4,008	3,207
Depreciation and amortization	4,946	4,812
(Gain) loss on disposal of property	(4)	10
EBITDA	17,190	15,377
Ground lease rental payments	—	—
EBITDAR	$17,190	$15,377

Binion’s Gambling Hall:
Net income	$81	$400
Interest income	(30)	—
Provision for income taxes	52	240
Depreciation	573	258
Gain on disposal of property	(67)	(26)
EBITDA	609	872
Ground lease rental payments	1,670	374
EBITDAR	$2,279	$1,246

Las Vegas Speedway:
Net income (loss)	$303	$(3)
Interest expense	91	91
Provision (benefit) for income taxes	194	(2)
Depreciation and amortization	232	256
EBITDA	820	342
Ground lease rental payments	—	—
EBITDAR	$820	$342

Scioto Downs:
Net loss	$(362)	$(389)
Interest expense, net of interest income	35	40
Benefit for income taxes	(232)	(234)
Depreciation and amortization	212	231
EBITDA	(347)	(352)
Ground lease rental payments	—	—
EBITDAR	$(347)	$(352)

Jackson Racing:
Net loss	$(7)	$—
Interest expense, net of interest income and minority interest	1	—
Benefit for income taxes, net of minority interest	(4)	—
Depreciation, net of minority interest	2	—
EBITDA	(8)	—
Ground lease rental payments	24	—
EBITDAR	$16	$—

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR (continued)
(dollars in thousands)
(unaudited)

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure, to EBITDA and EBITDAR, non-GAAP financial measures.

	Three Months Ended March 31
	2006	2005
North Metro:
Net loss	$(32)	$—
Benefit for income taxes, net of minority interest	(20)	—
EBITDA	(52)	—
Ground lease rental payments	—	—
EBITDAR	$(52)	$—

Corporate:
Net loss	$(2,899)	$(2,470)
Interest expense, net of interest income	764	836
Benefit for income taxes	(1,854)	(1,482)
Depreciation and amortization	418	297
Equity in loss of unconsolidated joint venture	—	46
EBITDA	(3,571)	(2,773)
Ground lease rental payments	—	—
EBITDAR	$(3,571)	$(2,773)

Consolidated:
Net income	$3,353	$2,883
Interest expense, net of interest income and minority interest	2,832	2,970
Provision for income taxes, net of minority interest	2,144	1,729
Depreciation and amortization	6,383	5,854
Equity in loss of unconsolidated joint venture	—	46
(Gain) loss on disposal of property	(71)	(16)
EBITDA	14,641	13,466
Ground lease rental payments	1,694	374
EBITDAR	$16,335	$13,840

MTR GAMING GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31 2006	December 31 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$24,731	$22,576
Restricted cash	1,385	921
Accounts receivable, net of allowance for doubtful accounts of $115 in 2006 and $121 in 2005	7,362	7,558
Accounts receivable - West Virginia Lottery Commission	812	—
Inventories	3,468	3,428
Deferred financing costs	2,097	1,952
Prepaid taxes	—	1,352
Deferred income taxes	1,000	1,000
Other current assets	4,622	3,619
Total current assets	45,477	42,406

Property and equipment, net	267,430	256,167
Goodwill	1,492	1,492
Other intangibles	17,520	17,583
Deferred financing costs, net of current portion	3,578	3,911
Deposits and other	13,236	13,118
Total assets	$348,733	$334,677

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,340	$9,261
Accounts payable - West Virginia Lottery Commission	582	1,297
Accrued payroll and payroll taxes	2,915	3,364
Accrued tax liability	1,118	—
Accrued interest	6,468	3,218
Other accrued liabilities	16,511	18,287
Current portion of capital lease obligations	—	3
Current portion of long-term and other debt	459	474
Total current liabilities	36,393	35,904

Long-term and other debt, net of current portion	162,921	152,966
Deferred leasehold obligation	5,068	5,090
Long-term deferred compensation	8,484	8,051
Deferred income taxes	8,421	8,746
Total liabilities	221,287	210,757

Minority interest	3,096	2,944

Shareholders’ equity:
Common stock	—	—
Paid in capital	61,397	61,376
Retained earnings	62,953	59,600
Total shareholders’ equity	124,350	120,976
Total liabilities and shareholders’ equity	$348,733	$334,677